Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (No. 333-237840 and No. 333-254626 on Form S-8 and No. 333-255833 on Form S-3) of our report dated March 21, 2022, with respect to the financial statements of ORIC Pharmaceuticals, Inc.

/s/ KPMG LLP

San Diego, California
March 21, 2022